Exhibit 99.1

                                                     NEWS
FOR RELEASE: July 16, 2009

Charter Communications Files Amended Joint Plan of Reorganization

St. Louis, Missouri –  Charter Communications, Inc. (Pink OTC: CHTRQ) (along with its subsidiaries, the “Company” or “Charter”) today announced that it has filed an amended pre-arranged Joint Plan of Reorganization (the “Amended Plan”) with the United States Bankruptcy Court for the Southern District of New York.  The Amended Plan is available at www.kccllc.net/charter.  As previously announced, the bankruptcy court scheduled the hearing to consider confirmation of the Pre-Arranged Plan for July 20, 2009.

“We are filing the Amended Plan in preparation of our upcoming confirmation hearing,” said Neil Smit, President and Chief Executive Officer.  “Since filing our initial pre-arranged plan, we have been working constructively with our creditors and other stakeholders and appreciate their ongoing support.  Throughout this process, Charter has maintained its focus on enhancing all aspects of our customers’ experience and looks forward to continuing to meet their communications needs in the future.”

 The Amended Plan generally maintains all key terms provided under the pre-arranged Joint Plan of Reorganization filed by the Company on March 27, 2009.  The Amended Plan provides additional consideration to holders of Convertible Senior Notes of Charter Communications, Inc. (CCI Notes) in the form of 15% Payment-in-Kind Preferred Stock in the reorganized company (the “New Preferred Stock”) and potential amounts from a litigation escrow depending on the bankruptcy court determining which Charter entities are entitled to the proceeds of the litigation escrow.  The Amended Plan adjusts the terms of the New Preferred Stock to:  (i) increase the amount from $72 million to $138 million; (ii) change the mandatory redemption date from seven years after issuance to five years; (iii) adjust the changes in the dividend rate so the New Preferred Stock would have an increase in dividend rate to 17% and 19% in years four and five, respectively; and (iv) provide for the listing of the New Preferred Stock on a stock exchange along with the Company’s new common stock.

On March 27, 2009, Charter filed its Chapter 11 petitions in the United States Bankruptcy Court for the Southern District of New York in order to implement a financial restructuring, which, upon approval, would reduce the Company’s debt by approximately $8 billion.  Although no assurances can be made, Charter believes that its Amended Plan satisfies necessary requirements and is hopeful that it will be confirmed by the Court.  For access to Court documents and other general information about the Chapter 11 cases, please visit www.kccllc.net/charter. You may also receive information from the Company’s restructuring information line, 800-419-3922.

About Charter Communications®
Charter Communications, Inc. is a leading broadband communications company and the fourth-largest cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter Digital Cable® video entertainment programming, Charter High-Speed® Internet access, and Charter Telephone®. Charter Business™ similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services, and business telephone. Charter's advertising sales and production services are sold under the Charter Media® brand. On March 27, 2009, Charter filed a pre-arranged plan and Chapter 11 petitions in the United States Bankruptcy Court for the Southern District of New York. Charter believes its operations are strong and expects to continue operating as usual during the financial restructuring. More information about Charter can be found at www.charter.com.
#  #  #

Cautionary Statement Regarding Forward-Looking Statements:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions, including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission ("SEC"). Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, including our quarterly reports on Form 10-Q filed in 2009 and our most recent annual report on Form 10-K and include, but are not limited to:

•	the completion of the Company’s restructuring including the outcome and impact on our business of the proceedings under Chapter 11 of the Bankruptcy Code;

•
the ability of the Company to satisfy closing conditions under the agreements-in-principle with certain of our bondholders and amended pre-arranged Joint Plan of Reorganization (“the Plan”) and related documents and to have the Plan confirmed by the bankruptcy court;

•
the availability and access, in general, of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash on hand, cash flows from operating activities, further borrowings or other sources and, in particular, our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt;

•
our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions;

•
our ability to repay debt prior to or when it becomes due and/or successfully access the capital or credit markets to refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position, especially given recent volatility and disruption in the capital and credit markets;

•
the impact of competition from other distributors, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and digital subscriber line ("DSL") providers;

•	difficulties in growing and operating our telephone services, while adequately meeting customer expectations for the reliability of voice services;
•	our ability to adequately meet demand for installations and customer service;
•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition;

•	our ability to obtain programming at reasonable prices or to adequately raise prices to offset the effects of higher programming costs;
•
general business conditions, economic uncertainty or downturn, including the recent volatility and disruption in the capital and credit markets and the significant downturn in the housing sector and overall economy; and

•	the effects of governmental regulation on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

#  #  #

Contacts:
Media:
Anita Lamont, 314-543-2215
Charter Communications, Inc.

Andy Brimmer / Sharon Stern
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

or

Analysts:
Mary Jo Moehle, 314-543-2397
Charter Communications, Inc.